44469/0841
9/23/02/TLP/231621.1
                                 FIRST AMENDMENT
                                       TO
                           REAL ESTATE SALE AGREEMENT


     This First Amendment to Real Estate Sale Agreement ("First Amendment") is entered into as of August 6, 2002 by and between EOP-Industrial Portfolio, L.L.C., a Delaware limited liability company ("Seller"), and Bedford Property Investors, Inc., a Maryland corporation ("Purchaser").

                                    Recitals

A. Purchaser and Seller are parties to that certain Real Estate Sale Agreement dated July 17, 2002 (the "Agreement"), respecting certain real property commonly known as South San Francisco Business Center located at 800-890
Dubuque Avenue, South San Francisco, California, which real property is more particularly described in the Agreement.

B. Purchaser and Seller desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Defined Terms. Unless otherwise specified herein, capitalized terms herein shall have the meanings ascribed to them in the Agreement.

2. Proposed Phase II Testing. EMG ("Purchaser's Environmental Consultant") has provided to Purchaser that certain Proposal for Subsurface Investigation dated August 1, 2002, a copy of which is attached hereto as Exhibit A (the "Phase II Proposal"). Pursuant to Section 9.1 of the Agreement, Seller hereby consents to the subsurface testing described in the Phase II
  Proposal; provided, however, that all such testing ("Purchaser's
  Phase II Investigation") shall be conducted in compliance with all the terms and conditions of the Agreement including, but not limited to, the terms and provisions of such Section 9.1.

3. Due Diligence Period. The Due Diligence Period shall be extended to 5:00 p.m., Chicago time, on the earlier of: (a) August 14, 2002, or (b) the date that is one (1) business day following Purchaser's receipt of a written report from Purchaser's Environmental Consultant setting forth the results of Purchaser's Phase II Investigation.

4.   Closing Date.  The Closing Date shall be extended to the date that is two
  (2) business days following the expiration of the Due Diligence Period.

5. Security Deposits. The following shall be added as the third (3rd) sentence of Section 5.4.4 of the Agreement:

     "In the event Seller is unable, following good faith efforts, to assign to Purchaser at Closing any such assignable letters of credit or other instruments, Seller shall after Closing diligently pursue and complete such assignment(s) and shall take such actions on Purchaser's behalf with respect thereto as Purchaser shall reasonably request, which obligations shall survive the Closing."

6. Ratification; Conflict. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall govern and control.

7. Counterparts. This First Amendment may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

8. Facsimile Signatures. This First Amendment may be delivered by facsimile transmission with original signatures to follow.

     IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment as of the date first set forth above.


SELLER:                  EOP - INDUSTRIAL PORTFOLIO, L.L.C.,
                         a Delaware limited liability company

                         By:       EOP     Operating     Limited
                         Partnership,
                              a Delaware limited partnership
                         Its: Sole Member

                              By:    Equity   Office  Properties
                              Trust,
                                   a    Maryland   real   estate
                              investment trust
                              Its: General Partner

                                   By:  /s/Brooke Kenevan
                                   Name:     Brooke Kenevan_
                                   Title:     Vice  President  -
                                   Legal


PURCHASER:               BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation


                         By:  /s/ Dennis Klimmek
                         Name:     Dennis Klimmek
                         Title:    Senior Vice President